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                                                                     EXHIBIT 5



                                               May 20, 1998


ARAMARK Corporation
ARAMARK Tower
1101 Market Street
Philadelphia, PA   19107

         Re: Registration Statement on Form S-8, for up to 10,000,000 Shares of Common Stock, Class B
               Par Value $.01 Per Share, of ARAMARK Corporation
               ------------------------------------------------

Dear Sir or Madam:

         I am Assistant Secretary and Associate General Counsel of ARAMARK Corporation, a Delaware corporation (the "Company").

         I am delivering this opinion to you in connection with the Registration Statement on Form S-8 (the "Registration Statement") proposed to be filed with the Securities and Exchange Commission, for the registration, under the Securities Act of 1933, of up to 10,000,000 shares (the "Shares") of the Company's Common Stock, Class B, par value $.01 per share ("Common Stock"), deliverable upon exercise of opportunities to purchase Shares pursuant to the Company's Combined Stock Ownership Plan (the "Plan").

         In my opinion, the Shares will, when delivered upon exercise of opportunities to purchase Shares in accordance with the terms of the Plan, be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

         I hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion, I do not thereby admit that I am acting within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder.


                                                      Very truly yours,

                                             /s/      Donald S. Morton
                                                      -------------------------
                                                      Donald S. Morton
                                                      Assistant Secretary and
                                                      Associate General Counsel